UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                             Form 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of report  December 31, 1997


                     CASINO RESOURCE CORPORATION



  Minnesota                       0-22242                  41-0950482
(State or other            (Commission File Number)    (IRS Employer
jurisdiction of incorporation)                          Identification No.)



                707 Bienville Blvd, Ocean Springs, Mississippi 39564
                   (Address of Principal Executive Office)


Registrant's telephone number, including area code  (228) 872-1558



Item 5.   OTHER EVENTS




On December 12, 1997, the Company redeemed $400,000 principal amount (approximately $498,000 cash) of 13% convertible debentures.

On December 5,1997, the Company reached an agreement to modify the terms of its $800,000 13% convertible debenture issue providing for a $400,000 redemption in December, 1997 and redemptions of up to 25% of remaining debentures in May 1998, up to 50% in June 1998, up to 75% in July 1998 and up to 100% in August 1998 and thereafter.

On November 26, 1997, the Company's filing on form S-3, as amended, to register 1,075,500 shares of common stock with respect to selling shareholders was declared effective.



                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CASINO RESOURCE CORPORATION



December 31, 1997                           /s/ Maurice P. Gaudet
                                      ______________________________________
                                               Maurice P. Gaudet
                                               Chief Financial Officer